Exhibit 10.3.1

Amendment No. 1 to

Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan

The Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “Plan”) is hereby amended as set forth below.

1. The references to “10%” in the fourth and fifth paragraphs of Section 4 of the Plan are each hereby revised to read “5%.”

Except as set forth above, the Plan shall remain unchanged and in full force and effect.

Certification

The foregoing amendments to the Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan were duly adopted by the Board of Directors of the Company at a meeting held on December 7, 2011.

/s/ Montgomery Moran
Montgomery Moran, Co-Chief Executive Officer and Secretary